UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Committee For Sound Corporate Governance

Power Point Presentation at Meeting of Shareholders

May 4, 2004

(1)

        Committee for Sound Corporate Governance

(2)
•
NOT ABOUT PERSONALITIES

•
NOT ABOUT THE SALE OF THE BANK

•
IT IS ABOUT THE GOVERNANCE OF THE BANK

(3)

        MISSION STATEMENT

  •
  We will provide expanding but responsible financial services to all members of the community following all ethical and legal standards while attaining reasonable profitability and controlled growth through the team work of well trained and dedicated employees operating in congenial working environments.

(4)

        Founding Principals

  •
  Ethical standards

  •
  Shareholder value

  •
  Customer Service

(5)

  All members of the Committee for Sound Corporate Governance remain committed to that Mission and those principals.

(6)

        This election is NOT about selling the bank.

(7)

        This election is about continuing that Mission.

(8)

        This is about the future governance of the bank.

(9)

        Personal Interest

  •
  Inside Directors

  •
  Service contracts

  •
  Directors fees

  •
  Related contracts

(10)

        Need for additional capital

(11)

        Golden parachutes

(12)

        Business Alternatives

(13)

        Complex Questions?

(14)
•
How would the combination affect the Mission of the Bank?

•
How would it affect the banking services in this community?

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How would it affect the customers?

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How would it affect the employees?

•
How would it affect the shareholders?

(15)

  Some people were only concerned with how it would affect the directors!

(16)

  All the members of CSCG recognize that it is the shareholders' bank NOT the directors' bank.

(17)

  Governance must be taken from the Group of 10 and returned to those who will protect the shareholders.